EXHIBIT 99.2

                            FIRST AMENDMENT TO
                  STOCKHOLDER PROTECTION RIGHTS AGREEMENT

     This  First  Amendment to the Stockholder Protection Rights Agreement,

dated as of September  26,  1994 (the "Rights Agreement"), between Avondale

Industries, Inc., a Louisiana  corporation (the "Company"), and ChaseMellon

Shareholder Services, LLC (successor to Boatmen's Trust Company, a Missouri corporation), as Rights Agent (the  "Rights Agent"), is dated and effective as of January 19, 1999.

                       W I T N E S S E T H:

     WHEREAS, the Company and the Rights Agent have heretofore entered into the Rights Agreement, and pursuant to  Section 5.4 of the Rights Agreement,

the  Company  and  the  Rights Agent may amend  or  supplement  the  Rights

Agreement in any respect  without  the  approval  of  any holders of Rights prior  to  the  close of business on the Flip-in Date (as  defined  in  the

Rights Agreement); and whereas a Flip-in Date has not occurred;

     WHEREAS, all  acts and things necessary to make this Amendment a valid agreement according  to  its  terms  have  been done and performed, and the execution and delivery of this Amendment by  the  Company  and  the  Rights

Agent  have  been  in all respects authorized by the Company and the Rights

Agent.

     NOW THEREFORE,  in  consideration  of  the  premises  and  the  mutual agreements  set  forth  in  the  Rights  Agreement  and this Amendment, the parties hereby agree as follows:

     1.   The Rights Agreement is hereby amended by adding the following to the end of the definition of "Acquiring Person" in Section 1.1:

          Notwithstanding  anything  herein to the contrary,  the

          term "Acquiring Person" shall  not include Newport News

          Shipbuilding  Inc.,  a  Delaware  corporation,  or  its

          Subsidiaries,  Affiliates  or Associates  (hereinafter,

          collectively,  "Newport  News")  as  a  result  of  the

          approval, execution, delivery, performance, exercise of

          rights pursuant to, amendment  or  consummation  of any

          transaction contemplated by (i) the Agreement and  Plan

          of Merger dated as of the date of this Amendment by and

          among  the  Company  and  Newport  News,  as  it may be

          amended from time to time (the "Acquisition Agreement")

          or (ii) the Company Stock Option Agreement dated  as of

          the date of this Amendment by and among the Company and

          Newport  News,  as  it may be amended from time to time

          (the "Option Agreement").

     2.   The Rights Agreement  is  hereby  further  amended  by adding the following  to  the  end of the definition of the terms "Beneficial  Owner,"

"Beneficial Ownership," and "Beneficially Own" in Section 1.1:

          Notwithstanding   anything   in   this   definition  of

          Beneficial    Owner,    Beneficial    Ownership,    and

          Beneficially  Own  to  the contrary, Newport News shall

          not be deemed to be the  Beneficial  Owner  of,  nor to

          have Beneficial Ownership of, nor to Beneficially  Own,

          any of the Common Stock of the Company by reason of the

          approval, execution, delivery, performance, exercise of

          rights  pursuant  to,  amendment or consummation of any

          transaction  contemplated   by   (i)   the  Acquisition

          Agreement or (ii) the Option Agreement.

     3.   The  Rights  Agreement is hereby further amended  by  adding  the following clause to the  end  of  the  definition  of  "Expiration Time" in

Section 1.1:

          and  (v)  immediately  prior to the Effective Time,  as

          defined in the Acquisition Agreement.

     4.   The Rights Agreement is  hereby  further  amended  by  adding the following sentence to the end of Section 4.3(c) thereof:

          "Anything to the contrary notwithstanding, in no event shall  the

          Rights   Agent   be   liable  for  special,  punitive,  indirect,

          consequential or incidental loss or damage of any kind whatsoever

          (including but not limited  to  lost profits), even if the Rights

          Agent has been advised of the likelihood of such loss or damage."

     5.   The  Rights Agreement is hereby further  amended  by  adding  the following new Section 5.19 to the end:

               Section    5.19.     NEWPORT   NEWS   TRANSACTION.

          Notwithstanding  anything  in  this  Agreement  to  the

          contrary,    the   approval,    execution,    delivery,

          performance, exercise  of rights pursuant to, amendment

          or consummation of any transaction  contemplated by the

          Acquisition Agreement or the Option Agreement shall not

          cause  (i) Newport News to become an Acquiring  Person,

          (ii) a Stock Acquisition Date to occur, (iii) a Flip-in

          Date to occur, (iv) a Flip-over Transaction or Event to

          occur, or (v) the Separation Time to occur.

     6.   This Amendment  to  the Rights Agreement shall be governed by and construed in accordance with the internal laws of the State of Louisiana.

     7.   This Amendment to the  Rights  Agreement  may  be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together  constitute but one and the same instrument.

     8.   Except  as  expressly  set  forth  herein, this Amendment to  the

Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions,  obligations,  covenants or  agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     IN  WITNESS  WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement  to  be  duly  executed  on and as of the day and year first above written.


Attest:                                 AVONDALE INDUSTRIES, INC.



By:  /S/ THOMAS M. KITCHEN              By:  /S/ ALBERT L. BOSSIER, JR.
     Name: Thomas M. Kitchen            Name: Albert L. Bossier, Jr.
     Title: Vice President & CFO        Title: Chairman, President & CEO


Attest:                                 CHASEMELLON SHAREHOLDER SERVICES, LLC


By: /S/ LINDA M. WELCH                  By: /S/ H.E. BRADFORD
     Name: Linda M. Welch               Name: H.E. Bradford
     Title: Assistant Vice President    Title: Vice President




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